SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  TEL-ONE, INC.
             (Exact Name of Registrant as Specified in its Charter)

         FLORIDA                       4813                      59-3680738
(State of Incorporation)    (Primary Standard Industrial      (I.R.S. Employer)
                             Classification Code Number)     Identification No.)

                            5414 WEST CRENSHAW STREET
                              TAMPA, FLORIDA 33634
                 TELEPHONE: (813) 496-1149 - FAX: (813) 243-0777
          (Address and Telephone Number of Principal Executive Offices)

                                  W. KRIS BROWN
                           CHIEF EXECUTIVE OFFICER AND
                             CHIEF OPERATING OFFICER
                          (Principal Executive Officer)

                                   COPIES TO:
                          GLENN EVAN GOLDBERG, ESQUIRE
                            GOLDBERG LAW GROUP, P. A.
                             100 SOUTH ASHLEY DRIVE
                              TAMPA, FLORIDA 33602
                  TELEPHONE: (813) 223-4440 FAX: (813) 223-6226
            (Name, Address and Telephone Number of Agent for Service)

                APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE
      TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                        CALCULATION OF REGISTRATION FEE
==============================================================================================================
                                                              Proposed           Proposed
                                            Amount to be      maximum             Maximum          Amount of
Title of each class of securities            registered    offering price   Aggregate Offering   Registration
to be registered                                           per Share (1)           Price              Fee
------------------------------------------  ------------  ----------------  -------------------  -------------
Common Shares, par value $0.0001 per share     4,000,000  $           2.00  $         8,000,000  $       2,000
------------------------------------------  ------------  ----------------  -------------------  -------------

(1)  Estimated  for  the  sole  purpose  of  computing  the registration fee pursuant to Rule 457(o) under the
Securities  Act  of  1933.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its Effective Date until the Registrant shall file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS
                                  TEL-ONE, INC.
                                  -------------
                                   Prospectus
                        4,000,000 SHARES OF COMMON STOCK,
                         OFFERING PRICE: $2.00 PER SHARE
     THIS PROSPECTUS relates to the offer and sale of up to 4,000,000 shares of common stock, $.0001 par value of Tel-One, Inc., a development stage Florida Corporation at an offering price of $2.00 per share on a "best efforts" basis pursuant to the terms of this prospectus. Of this amount, 1,000,000 shares are being offered by Tel-One and 3,000,000 shares are being offered by selling shareholders. The selling shareholders have agreed with Tel-One not to sell any of their shares prior to the sale of all shares being offered by Tel-One.

     Prior to this offering there has been no public market for Tel-One's common stock and there is no assurance that such a public market will develop or continue after the completion of this offering. The initial public offering prices of the shares will be determined solely by Tel-One and bears no relation to Tel-One's earnings, assets, book value, net worth, or any other recognized criteria of value. Application will be made for quotation of Tel-One's common stock on the Over The Counter Bulletin Board ("OTCBB").

     We are not required to receive any minimum amount of subscriptions before accepting such subscriptions for investment in Tel-One. There is no minimum amount of shares that must be sold, and offering proceeds will not be placed in any escrow account. This means that Tel-One will have the ability to use the offering proceeds as they are received, regardless of how many shares are sold. All consideration put forth by our investors will not be returned. All costs incurred in the registration of the shares are being borne by Tel-One.

     We have no operations and revenues and limited capital. Prior to the offering o the shares as described herein, there has been no public market for the common stock of Tel-One and there are no assurances that a public market will develop following completion of this offering or that, if any such market does develop, it will be sustained.

-------------  --------------------  -----------------  -------------  -----------------
                                       Underwriting
                                         Discounts                      Proceeds to the
                                            and          Proceeds to        Selling
               Price to Public (1)   Commissions  (2)    Issuer (3)     Shareholder (4)
-------------  --------------------  -----------------  -------------  -----------------
Per Share      $               2.00  $            0.00  $        2.00  $            2.00
Total Maximum  $          2,000,000  $            0.00  $   2,000,000  $       6,000,000
-------------  --------------------  -----------------  -------------  -----------------

(1)     Maximum  of  4,000,000  shares  may  be  sold  on  a  "best  efforts"  basis.
(2)     There  is  no  underwriter  in  this  offering.
(3)     The  net  proceeds  to  Tel-One  are  before  the payment of certain expenses in connection  with  this  offering  estimated  at  $61,000.
(4)     The  first  1,000,000  shares  sold  will  be  Tel-One  shares.

     Information contained in this prospectus is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. This offering will continue for 180 days following the effective date of this registration statement.

     THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED BY PROSPECTIVE INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISSAPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               INSIDE FRONT COVER

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


     Some of the statements under "Risk Factors," "Plan of Operations" "Business" and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be significantly different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus.

     In some cases you can identify forward-looking statements by terminology, such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue", the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, and levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results. However, the company will update this prospectus upon its awareness of an occurrence of any event that makes any statement made in the prospectus, or any document incorporated or deemed to be incorporated in the prospectus misleading.

                                  TABLE OF CONTENTS
                                  -----------------

SECTION                                                                  PAGE NUMBER
-----------------------------------------------------------------------  -----------
GENERAL INFORMATION                                                                6
PROSPECTUS SUMMARY                                                                 7
  Tel-One, Inc.                                                                    7
  The Offering                                                                     8
RISK FACTORS                                                                       9
-----------------------------------------------------------------------
  No Operating History                                                             9
  Dependence on Key Personnel; Need for Additional Executive Officers             10
  Telecommunications Industry                                                     11
  Continued Control By Management                                                 12
  Shares Eligible for Future Sale                                                 12
  Absence of Public Market; Determination of Offering Price; Volatility           13
  Penny Stock Regulation                                                          13
USE OF PROCEEDS                                                                   14
DETERMINATION OF OFFERING PRICE                                                   14
DIVIDEND POLICY                                                                   15
DILUTION                                                                          15
CAPITALIZATION                                                                    16
MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATION                                              19
Plan of Operations                                                                20
BUSINESS                                                                          22
  Tel-One, Inc.                                                                   22
  Market Summary                                                                  22
  Telecommunications Industry Overview                                            22
  Products and Services                                                           22
  Customers                                                                       24
  Competition                                                                     25
  Florida Centrex Contract                                                        26
  Marketing Strategy                                                              26
  Employees                                                                       27
MANAGEMENT                                                                        27
  Directors and Executive Officers                                                28
  Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities                                                      29
PRINCIPAL SHAREHOLDERS                                                            30
SELLING SHAREHOLDERS                                                              30
DESCRIPTION OF SECURITIES                                                         31
  Common Stock                                                                    31
SHARES ELIGIBLE FOR FUTURE SALE                                                   31
TRANSFER AND WARRANT AGENT                                                        32
LEGAL MATTERS                                                                     33
EXPERTS                                                                           33
ADDITIONAL INFORMATION                                                            43
Financial Statements                                                             F-1

                               GENERAL INFORMATION

No person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by Tel-One, Inc. this prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction where such offer would be unlawful. the delivery of this prospectus at any time does not imply that the information set forth herein is correct as of any time subsequent to its date.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the market price of the shares at levels above those which might otherwise prevail in the open market. such transactions may be affected on the over-the-counter electronic bulletin board or otherwise. such stabilizing, if commenced, may be discontinued at any time.

As of the date of this Prospectus, Tel-One will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith will file all reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Tel-One intends to furnish its shareholders with annual reports containing audited financial statements after the end of each fiscal year, and make available such other periodic reports as the Tel-One may deem to be appropriate or as may be required by law. Tel-One's fiscal year ends on December 31 of each year.

                               PROSPECTUS SUMMARY

The following summary should be read in conjunction with, the more detailed information, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless the context otherwise requires, the term "Tel-One" refers to Tel-One, Inc., a Florida corporation. This Prospectus contains forward-looking statements that involve risks and uncertainties. Tel-One's actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors discussed in "Risk Factors."

                                  TEL-ONE, INC.

     Tel-One Inc. was formed for the purpose of providing telecommunications products as a distributor or reseller and management services to businesses and State and Federal governments.

                         DEVELOPMENTAL STAGE ACTIVITIES

     Tel-One Inc., a developmental stage company, is engaged in activities associated with a start-up telecommunications company. These activities include securing contractual agreements of government business (see Business section/government contracts), reviewing product distribution agreements, discussing employment opportunities with key personnel, contracting the services of a media and advertisement agency, investigating suitable office space, evaluating furniture, fixture and equipment acquisitions, and preparing a capitalization plan. To date, we have no clients or relationship with suppliers and our web site is under construction.

     Our business is intended to capitalize on the growth in the telecommunications project management services industry by providing expertise on advanced telephony projects and schedules used by Fortune 2000 companies and government institutions via outsource agreements and government long-term contracts. We will place an emphasis on the emerging voice and data technologies, as well as, direct it's sales and marketing efforts to the specialized application areas of video conferencing in the healthcare and education market.


                                 MANAGEMENT TEAM

W. Kris Brown and Chuck Williams are shareholders, officers and directors of the company. Mr. Brown has spent over twenty years in the telecommunications industry. Mr. Williams has spent over twenty-seven years in the finance industry.

                          ADDRESS AND TELEPHONE NUMBER

Our address is 5414 West Crenshaw Street, Tampa, Florida, 33634. Our telephone number is (813) 496-1149. Currently Tel-One shares offices with Telecom Response, Inc.

                                  THE OFFERING

Securities Offered                           4,000,000  shares  of common stock,
                                             1,000,000  of  which  are  being
                                             offered by Tel-One and 3,000,000 by
                                             selling  shareholders.  See
                                             "Description  of  Securities"  and
                                             "Underwriting".  Shares  of  Common
                                             Outstanding

Before  Offering                             10,000,000

Shares  of  Common  Stock  Outstanding
After  Offering
(assuming  sale  of  all  shares  offered)   11,000,000

Maximum  Offering  Price                     $2.00  per  share.

Use  of  Proceeds                            General  corporate  purposes
                                             including,  but  not  limited  to,
                                             organizing  expenses,  capital
                                             expenses,  marketing,  working
                                             capital  and  costs related to this
                                             offering

Risk Factors                                 An investment in the Shares offered
                                             hereby  involves  a  high degree of
                                             risk  and  therefore  the  Shares
                                             should  not  be purchased by anyone
                                             who cannot afford the loss of their
                                             entire  investment.  Prospective
                                             purchasers  of  the  Shares  should
                                             carefully  review  and consider the
                                             factors  set  forth  under  "Risk
                                             Factors"  as  well  as  other
                                             information  contained  herein,
                                             before  purchasing  any  of  the
                                             Shares.  See  "Risk  Factors."

Lack  of  Market  for  Company  Securities   There  is  currently  no market for
                                             Tel-One's common stock; there is no
                                             assurance  that  any  market  will
                                             develop;  if  a market develops for
                                             Tel-One's  securities,  it  will
                                             likely  be  limited,  sporadic  and
                                             highly  volatile.

Offering  Period                             This  offering will commence on the
                                             date  of  this  prospectus  and
                                             continue  for a period of 180 days.

Minimum  Share  Purchase                     The  minimum  amount  of  shares
                                             available  for  any single purchase
                                             of  shares  is  2,500

                                  RISK FACTORS

An investment in the Shares being offered hereby involves a high degree of risk. Prior to making any investment decision, prospective investors should carefully consider the following risk factors together with the other information presented in this Prospectus including the financial statements and notes thereto. If any of the following risks actually occurs, our business and financial results could be negatively affected to a significant extent.

                         RISKS RELATED TO OUR OPERATIONS

We  have  no  operating  history  that  you  can  use  to  evaluate  us.
------------------------------------------------------------------------

Tel-One was recently organized in November 2000 and has had no operations to date and have not generated any revenues. We have no operations other than organizational tasks including issuing shares to its original shareholders, raising initial capital and developing a business plan. Because Tel-One has no record of an operating history, we have no meaningful financial historical data upon which investors may base a determination of future operational performance.

For at least the current fiscal year, Tel-One is likely to incur losses from startup operations as a result of, among other things, organization expenses, registration expenses, marketing and expansion costs. Tel-One may not achieve profitability at any time in the future or, if achieved, sustain such profitability. Therefore, Tel-One's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the early stages of development, particularly companies, like ours, in rapidly evolving markets such as the telecommunications industry.


We  have  no  revenues  and  expect  future  losses
---------------------------------------------------

     We expect negative cash flow and operating losses for the foreseeable future. We expect our operating costs to increase. The principal costs of expanding our business will include:

     -    recruiting  and  retain  key  personnel
     - substantial direct and indirect marketing, advertising and promotional costs
     - costs incurred in connection with hiring staff to meet our anticipated growth; and
     -    costs  incurred  to  accommodate  changes  in  technology.

     As a result, we expect that it will take some time before we begin generating net income. If net operating revenue does not grow at the rate we anticipate, and we are unable to adjust our operating expenses accordingly, then our business and financial results could be substantially and adversely affected


We  will  need  additional  capital in the future and it may not be available on
--------------------------------------------------------------------------------
acceptable  terms.
------------------

     We may need to raise additional funds in order to finance our operations while we develop our customer base and relationships with suppliers. Financing by bank loans, private capital, sale of additional share offerings or any other capital raising methods may not be available on terms favorable to us, or at all. If adequate funs are not available on acceptable terms, we may be forced to curtail or cease operations. Even if we are able to continue operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our business plan.

Tel-One  is  dependent upon the efforts of Messrs. Brown and Williams to execute
--------------------------------------------------------------------------------
our  business  plan.
--------------------

     Our future success depends significantly on our two executive officers, our Chief Executive Officer, W. Kris Brown and our Secretary, Chuck Williams. We are heavily dependent upon Messrs. Brown and Williams to implement our business plan. At this time, they are both employed on a part-time basis, each devoting only such time to the affairs of Tel-One as deemed appropriate, which is estimated to be approximately 10 hours per week. From time to time, we may find that the inability of Messrs. Brown and Williams to devote fulltime and attention to our affairs will result in delay(s) in progress towards implementation of our business plan or in a complete failure to implement our business plan. Moreover, we do not have an employment agreement with Messrs. Brown and Williams and as a result, there is no assurance that they will continue to manage our affairs in the future. Further, we have not obtained a "key person" life insurance policy on either Mr. Brown or Mr. Williams, and to date we have not compensated them for their services. The loss of their services could have a significant adverse effect on our business because we may not be able to replace them with suitable management leadership possessing their overall industry and business knowledge.

Tel-One  may  not  be  able  to  hire  enough  additional  management  and other
--------------------------------------------------------------------------------
personnel.
----------

     Our success depends, to a great extent on our ability to attract and retain qualified management and other personnel. We face significant competition in the recruitment of qualified employees. If we are not successful in recruiting or retaining a sufficient number of employees, or if the costs of compensation, or of outsourcing these tasks to third-party providers were to increase significantly, it could cause the business to fail due to the lack of available employees qualified and capable of successfully achieving sales, technical, operational and management skills needed to carry out our business plan.

We  cannot  predict  our  success  because  our  business  model  is  unproven
------------------------------------------------------------------------------

     Our success depends on continued growth in the telecommunications industry. The success of our business will ultimately depend on our ability to secure telecommunications service contracts from companies with an established telecommunications department. If we are unable to secure contracts for telecommunication products or services then our ability to sustain operations would be impaired and result in significant losses. Our success will also depend on our ability to compete with other providers of telecommunication products and services. As we have not yet begun operations, and because we are a development stage company with no exclusive proprietary products or services to offer, we may not be successful in attracting customers.

Our  business  and business prospects will suffer significantly if we are unable
--------------------------------------------------------------------------------
to  obtain  government  contracts
---------------------------------

     Government contracts are available through a bid process. Tel-One's ability to obtain government contracts could be impaired by the number of bids issued, the ability to comply to bid specifications, the resources to prepare a written response and the number of contracts awarded for telecommunications services. Tel-One may exhaust significant time, expense and resources without any guarantee of being awarded any government contracts.

We  may  have  difficulty  managing  our  growth  as  planned
-------------------------------------------------------------

     To manage our anticipated growth, we must implement and continually improve our operational, financial and management information system and hire, train and retain qualified personnel. Our expansion could place a significant strain on our services and support operations, sales and administrative personnel, and other resources.

     . Our systems, procedures or controls may not be adequate to support our operations. Further, our management may not be capable of fully exploiting the market for our services. Our failure to manage growth effectively could have a substantial, negative effect on our business and financial results. This potential inadequacy could result in our inability to provide services on a timely basis and consequent loss of customers and revenues.

                RISKS RELATING TO THE TELECOMMUNICATIONS INDUSTRY
                -------------------------------------------------

The  telecommunications  industry  is  highly  competitive.
-----------------------------------------------------------

     The telecommunications industry in the United States is a competitive business in which sizeable, well known, companies compete. We will compete in the marketplace of known industry leaders such as NORTEL, AT&T, Verizon and Sprint. Prospective customers searching for well-known suppliers to support their telecommunication projects may limit our ability to compete effectively.

We  cannot  compete  financially and may not be able to compete technically with
--------------------------------------------------------------------------------
our  major  competitors.
------------------------

     Our competitors have significantly greater financial, marketing, technical and other competitive resources, and greater name recognition, than Tel-One. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products and services.

We  may  not  be  able  to  compete  effectively  if  competition  increases.
-----------------------------------------------------------------------------

     Competition could increase if new companies enter the market or if existing competitors expand their service offerings. An increase in competition could result in price reductions and loss of market share and could have a material adverse effect on Tel-One's business, financial condition or results of operations.

Tel-One  may  not  be able to match employee compensation and incentive programs
--------------------------------------------------------------------------------
offered  by  competing  national  companies.
--------------------------------------------

     Because we are a development stage company, there will be limited resources available to attract and keep skilled workers and management personnel. We may not be in a position to offer similar compensation packages and incentive programs that are common throughout the industry. This may have a negative impact on our ability to sufficiently staff the company in order to accomplish the developmental plans.

Tel-One  may  not  be  able  to  secure products from leading telecommunications
--------------------------------------------------------------------------------
manufacturers.
--------------

     Many leading telecommunications manufacturers impose performance standards, territory restrictions and inventory minimums on equipment distributors.
Because we are a development stage company, we may encounter difficulties satisfying performance standards, selling products within the restricted territory or in meeting the minimum level of stocked inventory. These factors may severely impact our plans to secure distribution agreements from multiple suppliers and limit the products offered to prospective customers.

Tel-One may not  qualify  for  high volume distribution agreements from multiple
--------------------------------------------------------------------------------
telecommunications  manufacturers.
---------------------------------

     Because we are a developmental stage company with limited resources, Tel-One will be limited in the number of commitments it may secure. There can be no guarantee that Tel-One will qualify as a distributor for any leading telecommunications manufacturer.

Tel-One  may  be  required  to  stock  inventory  in  excess  of  plans.
------------------------------------------------------------------------

     Due to many manufacturers' requirements for specific stock inventory levels, Tel-One, as a developmental stage company may be limited, due to its lack of resources, to its selection of equipment from those suppliers.

     If Tel-One were to attempt to meet all of suppliers' requirements for inventory, we may need to adjust capital from other areas of the business that could adversely affect the company's business plan.

Tel-One  may  experience  delays  in receiving products caused by manufacturer's
--------------------------------------------------------------------------------
shortages.
----------

     Manufacturers' delays in shipping or failure to ship products could cause missed deadlines or cancellation of orders by Tel-One's customers, resulting in a negative impact to the company's sales. There can be no guarantee that Tel-One's stocking levels or manufacturers' supply of products will be sufficient to fulfill potential customer orders.

Leading  equipment  manufacturers  may  eliminate distributors and sell products
--------------------------------------------------------------------------------
directly  to  end-users.
------------------------

     There can be no guarantee that manufacturers may make changes to current distribution channels and sell directly to the end user. This action would place Tel-One at a competitive disadvantage and negatively impact sales.



                          RISKS RELATED TO THE OFFERING
                          -----------------------------

Best  efforts,  no  minimum  offering;  you  may  lose  your  entire investment.
--------------------------------------------------------------------------------

     The shares offered hereby will be sold on a "best efforts" basis. Thus, we cannot assure that all or any of the shares offered will be sold. We are not required to receive any minimum amount of subscriptions before accepting such subscriptions for investment in Tel-One. Accordingly, investors whose subscriptions are accepted first run the additional risk that we may not raise additional funds or all of the funds we are seeking in this offering which could materially and adversely affect our ability to finance Tel-One's business plan. In any event, consideration put forth by our investors will not be returned.

Continued  Control  by  Management
----------------------------------

     Upon the sale of all 1,000,000 Shares offered by Tel-One, management of Tel-One will beneficially own 59.77% of Tel-One's outstanding common stock. If
                               ------
all the Shares offered by the Selling Shareholders are sold, management will still own 41.61% of Tel-One's outstanding common stock. Tel-One's stockholders
           ------
do not have the right to cumulative voting in the election of directors. Accordingly, management will be in a position to exert control over the business and operations of Tel-One, including the election of all directors of Tel-One and approval of all corporate transactions

Future  sales  of  our  common  stock  could  adversely  affect  the  market.
-----------------------------------------------------------------------------

     Future sales of our common stock into the market may also depress the market price of our common stock if one develops in the future. To date, we have issued only common stock. Of the 11,000,000 shares (assuming sale of all of the shares offered hereby) of common stock outstanding upon completion of this offering, 7,000,000 shares of common stock are deemed restricted shares under Rule 144.

     Such shares may be sold only pursuant to an effective registration statement or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act. In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Tel-One, may sell shares of common stock after at least one year has elapsed since such shares were acquired from Tel-One or an affiliate of Tel-One. The number of shares of common stock that may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.
Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Tel-One, and who has not been an affiliate of Tel-One for 90 days prior to the sale and who has beneficially owned shares acquired from Tel-One or an affiliate of Tel-One for over two years may resell the shares without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Tel-One's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices.

State registration required for sales of shares may restrict the transferability
--------------------------------------------------------------------------------
of  the  shares  covered  in  this  prospectus.
-----------------------------------------------

Under some state securities laws, shares of common stock may not be sold unless they are qualified for sale or are exempt from the registration requirements of the state in which the prospective purchaser lives. Tel-One will use best efforts to register and qualify Tel-One's common stock under the state securities laws in which Tel-One believes it necessary to do so. Failure to register and qualify Tel-One common stock under applicable state securities laws may indefinitely restrict the ability of a shareholder in a particular state to transfer his or her shares.

Absence  of  public  market
---------------------------

     Prior to this Offering, there has been no public market for the Shares, and there can be no assurance that any active trading market will develop, or, if any such market develops, that it will continue. Accordingly, unless and until a public market develops, purchasers of the Shares may experience difficulty selling or otherwise disposing of their Shares.

We  intend  to  apply  to  be listed on the Over The Counter Electronic Bulletin
--------------------------------------------------------------------------------
Board,  which  can  be  a  volatile  market.
--------------------------------------------

     We intend to apply to have our common stock quoted on the OTC Electronic Bulletin Board. It is a more limited trading market than the NASDAQ Small Cap Market, and timely, accurate quotations of the price of our common stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

     Furthermore, quarterly operating results of Tel-One or other developments affecting Tel-One, such as announcements by Tel-One or its competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of Tel-One's common stock to fluctuate substantially. The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and have often been unrelated to the operating performance of these companies.

Investors  may  face significant restrictions on the resale of Tel-One stock due
--------------------------------------------------------------------------------
to  Federal  regulations  of  penny  stocks.
--------------------------------------------

     Tel-One intends to seek quotations of Tel-One's securities on the NASDAQ's Over The Counter Electronic Bulletin Board. In the absence of the common stock being quoted at a market price of at least $5.00 per share or certain other exemptions, trading of the common stock would be covered by Rule 15g-9 promulgated under the Exchange Act for non-NASDAQ and non-exchange listed securities. Under this rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Furthermore, broker/dealer's must disclose the compensation of the broker/dealer and its sales person in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

     The SEC has adopted regulations that generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. Such exceptions include equity securities listed on NASDAQ and equity securities issued by an issuer that has (i) net tangible assets in excess of $2,000,000, if such issuer has been in continuous operation for at least three years, or (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

                                 USE OF PROCEEDS
                                 ---------------

     The gross proceeds to Tel-One from the sale of our common stock, assuming the sale of 300,000, 600,000 and 1,000,000 shares offered hereby, at an assumed initial public offering of $2.00 per share, are estimated to be $600,000, $1,200,000 and $2,000,000 respectively.

     The following table presents the use of proceeds from this offering assuming the respective number of shares are sold:

     We will pay the estimated offering expenses of $61,000 from the proceeds of the offering, less pre-paid amounts. The balance of the proceeds will be used in the priority as follows: working capital, purchase furniture, fixtures and equipment, purchase inventory, and pay advertising and marketing expenses:

                                     IF 300,000 SHARES    IF 600,000 SHARES   IF 1,000,000 SHARES
                                     ARE SOLD             ARE SOLD            ARE SOLD
                                    -------------------  -------------------  --------------------

Offering costs                      $         31,000.00  $         31,000.00  $          31,000.00
Blue Sky, Printing and Engraving
And Miscellaneous expenses          $         30,000.00  $         30,000.00  $          30,000.00
Advertising and marketing expenses  $         42,000.00  $         75,600.00  $         112,000.00
Furniture, Fixtures and Equipment   $         89,000.00  $        207,000.00  $         394,000.00
Inventory                           $        121,000.00  $        177,000.00  $         188,000.00
Working Capital                     $        287,000.00  $        660,000.00  $       1,245,000.00

                                    -------------------  -------------------  --------------------
Total                               $        600,000.00  $      1,200,000.00  $       2,000,000.00

     The foregoing represents Tel-One's present intentions and best estimate of its allocation of the net proceeds of the sale of the shares based upon Tel-One's business plan and current economic and industry conditions and is subject to reapportionment among the categories listed above in response to, among other things, changes in its plans, regulations, industry conditions and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in Tel-One's contemplated operations or business plan and changes in economic and industry conditions.

     Tel-One believes that the net proceeds of this offering will be sufficient to augment working capital, to use for expansion of office locations in key targeted metropolitan areas around the country, to develop a definitive sales, marketing and advertising program, and to attract and retain top project management sales and technical employees.


     In the event Tel-One does not sell 300,000 shares within the 180-day offering period, the company may require additional capital in order to meet its then current plans for expansion and capital requirements. Such financing may take the form of common or preferred stock or debt securities, or may involve bank financing. Tel-One may not be able to obtain additional capital on a timely basis, on favorable terms, or at all. In any of such events, Tel-One may be unable to implement its current plans for expansion.

                         DETERMINATION OF OFFERING PRICE

There is currently no public market for Tel-One's common stock. The offering price of $2.00 per share has been arbitrarily determined by the company. Among factors we considered in determining the offering price were estimates of the company's business potential, the limited financial resources of the company, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets.. The offering price is not an indication of and is not based upon the actual value of Tel-One, Inc. The offering price bears no relationship to the book value; assets or earnings of Tel-One, Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                 DIVIDEND POLICY

     Tel-One has never paid dividends on its common stock and does not anticipate paying such dividends in the foreseeable future. The payment of future cash dividends by Tel-One on its common stock will be at the discretion of the Board of Directors and will depend on its earnings, financial condition, cash flows, capital requirements and other considerations as the Board of Directors may consider relevant. Although dividends are not limited currently by any agreements, it is anticipated that future agreements, if any, with institutional lenders or others may limit Tel-One's ability to pay dividends on its common stock.
                                    DILUTION

     Purchasers of the shares may experience immediate and substantial dilution in the value of the common stock. As of December 31, 2000 the net tangible book value of Tel-One's common stock was $989 or $.0001 per share of the common stock. The net tangible book value of Tel-One's common stock is the tangible assets less total liabilities. Dilution per share represents the difference between the amount paid per share by purchasers in this offering and the net tangible book value per share after the offering.

After giving effect to the sale by Tel-One of 300,000, 600,000 and 1,000,000 shares of common stock respectively, offered at the public offering price of $2.00 and the application of the net proceeds thereof, the net tangible book value of Tel-One's common stock as of December 31, 2000 would have been approximately as follows: $541,000 or $0.05 per share. $1,141,000 or $0.11 per share and $1,941,000 or $0.18 per share respectively. This represents an increase in the net tangible book value per share of $0.05, $0.11 and $0.18 respectively to Tel-One's existing shareholders and an immediate dilution of $1.95, $1.89 and $1.82 per share to new stockholders purchasing common stock in this offering. The following table illustrates this dilution on a per share basis:

----------------------------------------  ---------------------  -------------------  --------------------
                                            NOVEMBER 30, 2000     NOVEMBER 30, 2000    NOVEMBER 30, 2000
                                              AS ADJUSTED(2)        AS ADJUSTED(3)       AS ADJUSTED(4)
----------------------------------------  ---------------------  -------------------  --------------------
Assume public offering price per share    $                2.00  $              2.00  $              2.00
----------------------------------------  ---------------------  -------------------  --------------------
NET TANGIBLE BOOK VALUE PER SHARE
BEFORE THE OFFERING                       $                0.00  $              0.00  $              0.00
----------------------------------------  ---------------------  -------------------  --------------------
INCREASE PER SHARE ATTRIBUTABLE TO
PAYMENTS BY NEW STOCKHOLDERS              $                0.05  $              0.11  $              0.18
----------------------------------------  ---------------------  -------------------  --------------------
NET TANGIBLE BOOK VALUE PER SHARE AFTER
OFFERING                                  $                0.05  $              0.11  $              0.18
----------------------------------------  ---------------------  -------------------  --------------------
DILUTION PER SHARE                        $                1.95  $              1.89  $              1.82
----------------------------------------  ---------------------  -------------------  --------------------

-------------
(1) Assumes sale of 300,000, 600,000 and 1,000,000 common shares respectively at $2.00 per share, less expenses estimated to be $61,000.
(2) Assumes sale of 300,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.
(3) Assumes sale of 600,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.
(4) Assumes sale of 1,000,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.

     The following table summarizes the differences between the existing stockholders and new investors with respect to the number of shares of common stock purchased from Tel-One, and the total consideration and the average price per share paid, assuming 1,000,000 shares are sold:

                                      Percentage of
                        Shares of      Outstanding       Total       Percent of Total    Average
                          Common        Shares of    Consideration     Consideration    Price Per
                          Stock       Common Stock      Paid(5)            Paid           Share
                      --------------  -------------  --------------  -----------------  ----------
EXISTING STOCKHOLDER     10,000,000          90.91%           4,575               .23%
NEW INVESTORS             1,000,000           9.09%       2,000,000             99.77%  $     2.00
TOTAL                                        100.0%                               100%

                                 CAPITALIZATION

The following table sets forth the capitalization of Tel-One as of December 31, 2000, and as adjusted to give effect to the sale by Tel-One of 300,000, 600,000 and 1,000,000 Shares. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                           December 31, 2000   December 31, 2000   December 31, 2000   December 31, 2000
                                                 Actual         As Adjusted(6)     As Adjusted(7)      As Adjusted(8)
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Total current liabilities:                           14,809              14,809              14,809              14,809
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Long-term debt:                                           0                   0                   0                   0
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Stockholders' equity: Common stock                    1,000               1,030               1,060               1,100
 .0001 par value, 100,000,000 shares
authorized; 10,000,000 shares
outstanding; 11,000,000 shares
outstanding as adjusted
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Additional paid-in capital                          365,594             905,553           1,505,523           2,305,483
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Contract receivable for stock issued               (362,019)           (362,019)           (362,019)           (362,019)
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Total Stockholders' Equity                              989             540,978           1,140,978           1,940,978
-----------------------------------------  -----------------  ------------------  ------------------  ------------------
Total Liability and Stockholders' Equity             15,798             555,787           1,155,787           1,955,787
-----------------------------------------  -----------------  ------------------  ------------------  ------------------

-------------
(5)  Consisting  of  $2,075  in  cash  and  $2,500  in  services.
(6) Assumes sale of 300,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.
(7) Assumes sale of 600,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.
(8) Assumes sale of 1,000,000 shares of Common Stock at $2.00 per Share, less expenses estimated to aggregate $61,000.

                              PLAN OF DISTRIBUTION

     We will sell a maximum of 4,000,000 shares of Tel-One's common stock, $0.001 par value per share, to the public on a "best efforts' basis, of which 1,000,000 is being offered by Tel-One and 3,000,000 is being offered by the selling shareholders. The minimum purchase required of an investor is $5000, although management may, at their sole discretion, accept a lower amount. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. The gross proceeds to us will be $600,000 if 300,000 shares are sold or a maximum of $2,000,000 if all the Tel-One shares offered herein are sold, no commissions or other fees will be paid, directly or indirectly, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Tel-One's common stock. We intend to apply to have our shares traded on the Over The Counter Bulletin Board as soon as practicable an upon our registration statement becoming effective.

     The selling shareholders have agreed to restrict the sale of their registered shares until all of the shares registered by the company have been sold. See Lockup Agreement, Exhibit 4.2.

Conduct  of  the  Offering
--------------------------

     Our President and Secretary, W. Kris Brown and Chuck Williams, respectively, shall distribute prospectuses related to the offering. We estimate that they will jointly distribute approximately 100 to 125 prospectuses, limited to acquaintances, friends and business associates. They will not approach nor make contact with any investors until such time as the registration statement is declared effective by the Commission. This offering will close not later than 180 days after the registration statement is declared effective by the Commission.

     Mr.  Brown  and  Mr.  Williams  shall  conduct  the offering of the shares.
Although they are each considered an "associated persons" as that term is defined in rule 3a4-1 under the Securities Exchange Act, they will not be deemed to be a broker.

     Mr. Brown and Mr. Williams will receive no commission from the sale of any shares. Mr. Brown and Mr. Williams will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. None of such persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2 None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     3. None of such persons are, at the time of his participation, an associated person of a broker-dealer; and

     4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

     As of the date of the prospectuses, we have not retained a broker to sell the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the Commission.
However,  we  have  no  intention  of  using  a  broker.

Selling  Shareholders  may  be  Deemed  a  Statutory  Underwriter
-----------------------------------------------------------------

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities Act of 1933, if they are directly or indirectly conducting an illegal distribution the securities on half of our corporation. If any of the selling shareholders are determined to be underwriters, they maybe liable for securities violations in connection with material misrepresentations or omissions made in this prospectus.

Offering  period  and  expiration  date
---------------------------------------

     This offering will commence on the date of this prospectus and continue for a period of 180 days.

Method  of  Subscribing
-----------------------

     Each person desiring to subscribe to the shares must complete, execute, acknowledge, and deliver to Tel-One a subscription agreement that will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Tel-One. By executing the subscription agreement, the subscriber is agreeing that if the subscription agreement is accepted by Tel-One, such subscriber will be a shareholder in Tel-One.

     Promptly upon receipt of subscription documents by us, we will make a determination as to whether a prospective investor will be accepted as a shareholder in Tel-One. Subscribers must pay $2.00 per share in cash, wire transfer, or by check, bank draft or postal express money order payable in U.S. dollars to "Tel-One, Inc.". We may reject a subscriber's subscription agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of the prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, or such other reasons that we determine to be in the best interest of Tel-One. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the U.S. mail, certified returned-receipt requested. Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.

                                LEGAL PROCEEDINGS

     We are not a party to any pending legal proceeding or litigation and none of our property is the subject of a pending legal proceeding. Further, our officers and directors know of no legal proceedings against us or our property contemplated by any person, entity or governmental authority.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THIS DISCUSSION INCLUDES "FORWARD-LOOKING" STATEMENTS THAT REFLECT TEL-ONE'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. TEL-ONE USE'S WORDS SUCH AS "EXPECT", "ANTICIPATE", "BELIEVE" AND "INTEND" AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM TEL-ONE'S EXPRESSED EXPECTATION BECAUSE OF RISKS AND UNCERTAINTIES INHERENT IN FUTURE EVENTS, PARTICULARLY THOSE RISKS IDENTIFIED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, AND SHOULD
NOT  UNDULY  RELY  ON  THESE  FORWARD  LOOKING  STATEMENTS.  TEL-ONE  WILL  NOT
NECESSARILY UPDATE THE INFORMATION IN THIS DISCUSSION IF ANY FORWARD-LOOKING STATEMENT LATER TURNS OUT TO BE INACCURATE.

                                    OVERVIEW

Tel-One, Inc. is a development stage company that was organized as a Florida corporation on November 3, 2000. Since its inception, Tel-One's activities have been limited to developing its business plan, issuing common stock to the founders, preparing initial financial statements and preparing for this offering.


         COMPARISONS OF OPERATIONS SINCE INCEPTION TO DECEMBER 31, 2000
         --------------------------------------------------------------

For the period ended December 31, 2000, Tel-One did not have any revenues as it is in the development stage. For the period ended December 31, 2000 no salaries were paid. During the same period, accounting expenses were $1,075 reflecting normal accounting expenses in connection with Tel-One's efforts to establish its' accounting system. Additionally, for the same period, amortization expenses were $2,500 and bank charges $11.00.

                         LIQUIDITY AND CAPITAL RESOURCES
                         -------------------------------

Tel-One is in the development stage and its operations to date have been funded by capital contributions from its' stockholders. Without the funding provided by the Offering, Tel-One will not have sufficient capital to implement its business plan. (See "Risk Factors").

     Our primary capital requirements are to fund our intended development growth in the next 12 months which includes our working capital requirements, including legal and professional expenses.

     As  of  December  31, 2000, we had a negative working capital of <$13,820>.

     We are dependent on the proceeds of this offering or other financing to fully implement our proposed plan of operation. Depending on how long it takes for us to raise additional capital, we may borrow additional funds for our working capital requirements through loan transactions with parties who may or may not be related or affiliated with us, which may be repaid out of the proceeds of the offering.

     If we receive at least $600,000 from the sale of common stock in this offering, Tel-One may be able to establish its main office and operate for the next 12 months. If $1,200,000 is received from the sale of common stock in this offering, Tel-One may be able to add an additional office along with the initial main office and support operations for the next 12 months. If $2,000,000 is received from the sale of common stock in this offering, we may be able to add two new office locations and support operations for the next 12 months.

     Additionally, the funds to be received from the Florida government centrex contract will provide limited support of our plan of operations until January 1, 2003. The expected cash flow from this agreement is not sufficient to launch, or sustain, Tel-One's business plan. However, the funds will supplement the payment of operational expenses we anticipate once sales activities commence.

     The estimated amount of cash flow to Tel-One is approximately $191,003 and $210,103 for the years 2001 and 2002 respectively.

     In the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this offering prove to be insufficient to implement our business plans, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that the proceeds of this offering will be sufficient to permit us to implement our proposed business plan or that any assumptions relating to the implementation of such plan will prove to be accurate. To the extent that the proceeds of this offering are not sufficient to enable us to generate meaningful revenues or achieve profitable operations, the inability to obtain additional financing will have a material adverse effect on us. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all.

              PLAN OF OPERATIONS FOR 12 MONTHS FOLLOWING THE OFFERING
              -------------------------------------------------------

     Tel-One aims to accomplish the following during the first twelve months of operations:

     -    establish  the  main  office  in  Tampa
     - acquire furniture, fixtures and equipment to support initial operations
     -    obtain  authorized  dealer  status  from  select  manufacturers
     -    hire  eight  new  employees
     -    launch  a  health  care  product  sales  and  marketing  campaign
     - attend conferences in the health care industry to identify new prospects
     -    generate  sales  orders  for  health  care  products
     - implement and install systems sold using employee staff or sub contractor service
     -    establish  an  office  in  south  Florida
     -    hire  three  employees  for  the  south  Florida  office
     -    generate  regional  sales  activity  from  new south Florida employees
     -    launch  a  second  health  care  product  sales and marketing campaign
     -    prepare  bid  responses  for  government  bids
     -    establish  an  office  in  the  Atlanta  area
     -    hire  three  employees  for  the  Atlanta  office
     -    generate  regional  sales  activity  from  new  Atlanta  employees
     -    establish  an  office  in  the  Washington  DC  area
     -    hire  four  new  employees
     -    generate  sales  activity  from  Washington  DC  employees
     - prepare quarterly and annual financial reports in compliance to government regulations and stockholders

                                OFFICE LOCATIONS
                                ----------------

     During the first 12 months of operations, pending proceeds of this offering, the company intends to open three branch offices for product sales and technical services. The planned locations for those offices are:

     1.   Ft.  Lauderdale,  Florida  area.
     2.   Atlanta,  Georgia  area.
     3.   Washington,  D.C.  area.

Management, sales, technical and administration personnel will staff each branch office.

                          BUSINESS PLAN -FIRST 12 MONTHS
                          ------------------------------

Tel-One aims to accomplish the following business activity during the first twelve months of operations based on the number of shares sold by Tel-One in this offering:

               IF  300,000  SHARES  ARE  SOLD:
               -------------------------------

     -    establish  the  main  office  in  Tampa

     - acquire furniture, fixtures and equipment to support initial operations

     -    obtain  authorized  dealer  status  from  select  manufacturers

     -    hire  eight  new  employees

     -    launch  a  health  care  product  sales  and  marketing  campaign

     -    attend  health  care  industry  conferences  to identify new prospects

     -    prepare  responses  to  government  bids  or  solicitations

     - generate sales orders for health care products and combined voice and data systems

     - implement and install systems sold using employee staff or sub contractor service

     - prepare quarterly and annual financial reports in compliance with government regulations


               IF  600,000  SHARE  ARE  SOLD:
               ------------------------------

     -    establish  an  office  in  south  Florida

     -    hire  four  employees  for  the  south  Florida  office

     -    generate  regional  sales  activity  from  new  south  Florida  office

     -    launch  a  second  health  care  product  sales and marketing campaign

               IF  1,000,000  SHARES  ARE  SOLD:
               ---------------------------------

     -    establish  an  office  in  the  Atlanta  area

     -    hire  four  employees  for  the  Atlanta  office

     -    generate  regional  sales  activity  from  the  new  Atlanta  office

     -    establish  an  office  in  the  Washington  DC  area

     -    hire  four  new  employees

     -    generate  sales  activity  from  Washington  DC  office

In the event Tel-One Does not sell 300,000 shares within 180-day offering period, the company may require additional capital in order to meet its then current plans for expansion and capital requirements. Such financing may take the form of common or preferred stock, debt securities, or bank financing. There can be no assurance that Tel-One will be able to obtain additional capital on a timely basis, on favorable terms, or at all. In any of such events, Tel-One may be unable to implement its current plans for expansion.

As of the date of this Prospectus, Tel-One had no material commitments for capital expenditures.

                                    BUSINESS

                                     TEL-ONE
                                     -------
     Tel-One, Inc. is a development stage company founded by GLC Cara, Inc. and SEB Capital, Inc. that was organized as a Florida corporation on November 3, 2000.

                                 MARKET SUMMARY
                                 --------------

     The focus and purpose of the company will be to provide telecommunications products and management services to the health care industry and combined voice and data systems to businesses and state and federal government agencies at a profit. We will respond to federal, state and county government "bids and contracts" for telecommunications project management services.
 .

                           TELECOMMUNICATIONS INDUSTRY
                           ---------------------------

     The telecommunications industry has expanded during the 1990's to include several new emerging technologies like the internet, wireless service, video conferencing and local telephone service providers. Our focus will be to develop two segments of the telecommunications industry, 1.) health care telecommunications products and 2.) combined voice and data systems.

                                TEL-ONE PRODUCTS
                                ----------------

     Tel-One will focus on establishing distribution agreements with telecommunications manufacturers in order to become an authorized dealer of their products. Tel-One will rely on of its president, W. Kris Brown's experience and background in the telecommunications manufacturing field in our effort to establish distribution agreements with telecommunications manufacturers.

     Tel-One aims to target telecommunications products to health care providers, commercial businesses, and government agencies.

     Tel-One has identified leading manufacturers in the specialized areas above to begin distribution agreement discussions for authorized dealer status. The following are the intended suppliers for each system type:

     Health  Care  Products:               Tandberg, Second Opinion, American
                                           Medical Development

     Combined  Voice  and  Data  Systems:  NorTel,  3COM

     Tel-One has the ability to purchase miscellaneous supplies and materials used in system installation from wholesale distributors that do require formal distribution agreements.

     In the future Tel-One may expand its authorized dealer status to other manufacturers as customer demand increases or requests for an alternate manufacturers' product is made.

     Tel-One estimates the inventory stocking level for authorized dealer status to range from $10 - 35K per manufacturer. Tel-One has budgeted portions of the proceeds from this offering for initial inventory purposes.

                                   PRODUCT USE
                                   -----------

     Health  Care  Video  Conferencing  Systems:     Tel-One plans to distribute
     -------------------------------------------
advanced video conferencing systems specifically designed for the health care industry. Health care institutions are securing advanced video conferencing systems for their medical staff to conduct patient consultations, diagnostic exams and patient interviews. Health care video conferencing systems are also used for continuing medical education, medical training and physician-to-physician consultations. This form of video conferencing is commonly known as "Tele-Medicine".

     Combined Voice and Data Systems: This type of system represents an emerging
     --------------------------------
technology in which voice communications are delivered over networks traditionally used for sending data. This form of voice communications is commonly called "voice over internet protocol", which is commonly abbreviated as "VoIP". This new method of voice communications provides companies that operate offices in different locations or cities greater efficiencies in voice communications over established data networks and without the costs associated with long distance charges.

                                TEL-ONE SERVICES
                                ----------------

     Tel-One aims to offer telecommunications services in the areas of management and technical support. These services are intended to generate revenue for Tel-One and will be accounted separately from other revenue generating activities like product sales. The experience level of Tel-One's management, coupled with the experienced qualifications of intended new hires, is similar to professional services like that of certified public accountants, attorneys or civil engineers. Accordingly, time spent and company resources used on client projects will be charged to the customer.

     Telecommunications Management Services: Tel-One's management telecommunication expertise in the areas of system application, system design and system implementation will be provided to customers on a professional fee basis. Customer projects will vary from a simple single site application to complex system integration requiring nation wide implementation.

     Technical Services: Tel-One intends to provide technical support and guidance for system installation, implementation and end user training. Tel-One's aim is to provide service technicians for programming and installation of telecommunication systems and other technical assignments like equipment repair service. Tel-One intends to charge customers for technical services provided on a per project or service call basis

                     HEALTH CARE TELECOMMUNICATIONS INDUSTRY
                     ---------------------------------------

National health expenditures for the Health Care Telecommunication (telemedicine) market is expected to reach $3 billion in 2002. An article published by the Modern Healthcare Journal, Vol.30, dated March 20, 2000, the Health Care Financing Administration (HCFA) is predicting that national health expenditures will grow 65% to almost $2.2 trillion from 2000 to 2008. The article also states that the market for telemedicine will grow to $3 billion in 2002 from $65 million in 1998.

     Telemedicine utilizes information and telecommunication technology to exchange medical information for diagnosis, therapy and education from a local location to a remote site, be it down the street or across the continents. The information may include medical images, live two-way audio and video between consulting physicians or physician and patients, documents like patient medical records, and output data from medical devices such as x-rays.


     The health care telecommunications industry is being recognized for its emerging contribution to the health care arena by the growing awareness of governmental agencies supplying grants and loans directed specifically for the use of telemedicine. The following are just a few federal agencies currently active in providing funding for different telemedicine programs around the country:

     - Rural Utilities Service (RUS). Dollar amounts available for the year 2000 program was $220,000,000 in new loans and grants.*
     - Office for the Advancement of Telehealth (OAT). Dollar amounts available for the year 2000 program was approximately $5,000,000 in new grants.*
     - Office of Rural Health Policy (ORHP). Dollar amounts anticipated for the year 2000 program was $10,000,000 in new grants.*
     - National Telecommunications and Information Administration (NTIA). Dollar amount appropriated for the year 2000 program was $15,500,000 in new grants.*
     - National Library of Medicine (NLM), National Institutes of Health, DHHS. Dollar amount available for the year 2000 is approximately $600,000 in new grants.*

Tel-One has not applied for any of the above mentioned funds. These are available for Tel-One's expected customers to apply for, and use, in their planned Telemedicine activities for purchasing products and services from Tel-One.


                PROJECTED TEL-ONE CUSTOMERS - HEALTHCARE PRODUCT
                ------------------------------------------------

     The purchasers of health care telecommunication products are health care providers, hospitals, government agencies and universities. These health care institutions and government agencies are using video conferencing technology to improve and expand health care services, conduct continuing medical education and provide rural health care centers with access to medical experts commonly found in larger cities. The Federal government Department of Health and Human Services, Department of Commerce and the Department of Agriculture all fund many health care providers, hospitals and universities through grants. Federal grants issued in 2000 for health care telecommunications products were approximately $42 million according to the Catalog of Federal Domestic Assistance report.

                        COMBINED VOICE AND DATA INDUSTRY
                        --------------------------------

     The United States market for telephone and voice mail systems is estimated to be $19.5 billion for 2000, according to the Yankee Group (Yankee Group Summary Report for The Enterprise Voice Equipment Market, Report Vol. 1, No. 14
                    -------------------------------------
-  December  2000.)

     Of the year 2000 projections for products and services revenues for each of the categories (expressed as percentages) is as follows:

     -    45%  from  new  equipment
     -    28%  for  technical  and  management  services
     -    20%  after  market  new  equipment
     -    7%  installation  services

     A new telephone system platform called "voice over internet protocol" (often abbreviated as "VoIP") allows voice telephone system features to run on a data network. This emerging technology could result in an increase on future spending by businesses. The telephone system and voice mail market is projected to grow 15% in 2002 and 12% for 2003 due the in enhancements offered by voice over internet protocol systems.

     Equipment distributors, also known as "interconnect companies" are the primary telephone and voice mail systems providers for businesses. The other providers of these systems are manufacture direct, local and long distance companies and data companies, also known as value added resellers. (often abbreviated as "VAR")

     Tel-One plans to compete in the interconnect market to provide product and services to customers.



     The projection for 2000 on providers of telephone and voice mail systems to businesses is:

     -    50%  interconnects
     -    20%  manufacture  direct
     -    13%  local  and  long  distance  providers
     - 13% large interconnects like Expanets (formerly AT&T), Williams Communications
     -    4%  value-added  resellers.

     Tel-One plans on being an interconnect company for the purpose of selling equipment systems independently, or in conjunction with supplying technical and management services in this market for all categories mentioned above.

          PROJECTED TEL-ONE CUSTOMER - COMBINED VOICE AND DATA SYSTEMS
          ------------------------------------------------------------

     The typical Tel-One customer for combined voice and data system will be a commercial business considered to be a Fortune 2000 company, or firms with a large employee base and multiple offices or plant locations throughout the country

                                   COMPETITION
                                   -----------

Tel-One believes that the principal competitive factors in the telecommunications industry include the ability to identify and respond to customer needs, quality and breadth of service offerings, price and technical expertise. Tel-One's ability to compete also depends in part on a number of competitive factors out of Tel-One's control, including the ability to hire and retain employees, the development by others of products and services that are competitive with Tel-One's products and services, the price at which others offer comparable products and services and the extent of Tel-One's competitors' responsiveness to customer needs. There can be no assurance that Tel-One will be able to continue to compete successfully with existing competitors or with new competitors.

     The telecommunications industry is highly competitive, ranging in size from single person companies to national companies like as Nor-Tel, AT&T, Verizon, V-Tel, Picturetel, and Sprint. Companies that provide products and services to end-users can be categorized as interconnect companies, manufacturers and value-added resellers.

     Interconnect companies commonly have obtained distribution agreements with manufacturers to provide products in a restricted geographic territory or nationwide. Most interconnects employ personnel for administration, sales and technical duties. Recently, the local and long distance service providers like MCI and Pac-Tel West have entered the telecommunication product sales market. They also have obtained distribution agreements with manufacturers just like interconnect companies have.

     Some manufacturers provide products and services directly to end users, like AT&T, NorTel, V-Tel and Picturetel. In addition to manufacturing they employ personnel to generate sale orders and provide technical support directly to high volume customers. Nearly all manufacturers who provide direct sales to end-users also maintain authorized dealers to sell and support products to customers other then high volume ones.

     Value-added resellers are companies who have developed a specialty or enhancement to a product or service beyond the original design or application of the manufacturer's product. Like interconnect companies, they employ administration, sale and highly skilled technical staff to conduct business operations. Also like interconnects, value-added resellers range from small to large organizations.

     Tel-One plans to compete in the interconnect market to provide product and services to customers.

                       FLORIDA GOVERNMENT CENTREX CONTRACT
                       -----------------------------------

     Tel-One, Inc.'s principal asset is the rights to the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as State of Florida contract number 730-030-99-1 titled 'Feature Phones". This contract commenced on August 4, 1998 by and between The State of Florida and Telecom Response, Inc. and will expire on January 1, 2003.

     Tel-One purchased the rights to the contract receivable, net of cost, from Telecom Response, Inc. In consideration for this purchase, Tel-One issued 5,000,000 of its common stock in exchange for the expected cash flow derived from the government contract between Telecom Response, Inc and the State of Florida.

     The purpose of the contract is to provide state agencies with telephone instruments for simple voice communications using Centrex service. Centrex service is an alternate network for local telephone service commonly used by state and federal government agencies. Contract 730-030-99-1 is a term contract, in accordance with Florida statues, to establish a single source supplier for all state agencies purchasing telephone instruments using Centrex service.

     Based on past and current experience by Telecom Response with the ordering habits of the State of Florida, under the Florida Centrex Contract Agreement, the anticipated net of cost receivables to be realized by Tel-One, for the remaining term of the contract for years 2001 and 2002, should produce an estimated amount of cash flow of approximately $191,003 and $210,103 respectively, or an expected aggregate of $401,106 for remaining two (2) years. Assuming a 7% discount rate based on estimated current average certificate of deposit rates, the net present value of the estimated cash flow for all two years remaining should be $362,019.


                                    MARKETING
                                    ---------

     Tel-One intends to develop and launch a national marketing campaign for its products and services.. During the initial phase of our operations, we will focus on the health care industry. The advertising objectives will be to create Tel-One's identity, initiate customer inquiries in company products and services and ultimately generate sales.

     We have engaged I/O Design Group, Inc, a media and advertising firm, located in Tampa, Florida to develop marketing materials and brochures for our planned products and services.

     The  company  has  registered  www.teloneinc.net  for  the  purpose  of
                                    -----------------
establishing a web page. At this time, the web page is under construction. Tel-One intends to use the web page to describe general products and services and provide the necessary information for public viewing associated with a public company.

     Tel-One will hire experienced management and sales personnel to accomplish direct sales to potential customers. Our plans include opening branch offices in strategically cities throughout the United States.


                              ENVIRONMENTAL MATTERS
                              ---------------------

Tel-One believe it is in material compliance with all relevant federal, state, and local environmental regulations and does not expect to incur any significant costs to maintain compliance with such regulations in the foreseeable.

                                    EMPLOYEES
                                    ---------

     As of November 7, 2000, Tel-One has two employees. Chuck Williams, Tel-One's secretary and director, devotes approximately 10 hours per week to company activities. Kris Brown, Tel-One's president and director, devotes 10 hours of effort per week to company activities. Once the offering becomes effective, Chuck Williams will be devoting 100% of his working time and Kris Brown will devote %75 of his working time for the purpose of raising sufficient capital for implementing Tel-One's operations and business plan. Once sufficient funds are raised to implement the minimal capital needs of $600,000, both Mr. Williams and Mr. Brown will be active in the business a minimum of 40
hours  a  week.   Additionally,  Tel-One  will  immediately  engage  in  hiring prospective  employees  for  fulfillment  of  its  business  plan  activities.

Tel-One will depend upon the continued services of these two executive officers. Since Tel-One has no other executive officers and no capital with which to attract others at this time, the loss of their services could cause Tel-One to go dormant or to close down, which would cause the value of your common stock purchased in this offering to become worthless.

     Tel-One does not currently maintain "key-man" life insurance on executive officers, and there is no contract in place assuring their services for any length of time.

     Tel-One relies on it's officers to start and operate Tel-One even though Tel-One has no commitments for contracts and may not be able to generate such contracts or commitments in the future. If Tel-One is unable to generate such contracts or commitments, the value of your investment may decline or become totally worthless.

     Tel-One expects to expend significant time and effort in expanding business, including the potential for acquiring other businesses. This growth may place a significant strain on Tel-One's resources. Tel-One cannot be certain that it's systems; procedures and controls will be adequate to support operations as they expand. Any future growth also will impose significant additional responsibilities on members of management, including the need to identify, recruit and integrate new senior level managers and executives. Tel-One cannot be certain of identifying and retaining such additional managers and executives. As a result, Tel-One cannot assure you that Tel-One will be able to expand its business or manage any future growth effectively and profitably.


                             DESCRIPTION OF PROPERTY
                             -----------------------

     As of the date of this prospectus, Tel-One has no properties and has no agreements to acquire any properties. Tel-One currently use the offices of Telecom Response, Inc. at no cost to Tel-One. Telecom Response, Inc. has agreed to continue this arrangement until Tel-One begins operations.

     When operations commence, Tel-One's need for office space will likely increase and Tel-One intends to lease such space as needed. A portion of the proceeds from this offering has been allocated to leasing office space once operations are commenced (see "Use of Proceeds").

                                LEGAL PROCEEDINGS
                                -----------------

Tel-One is not currently involved in any litigation that is expected to have a material adverse effect on its business or financial position. There can be no assurance, however, that third parties will not assert infringement or other claims against Tel-One in the future that, regardless of the outcome, could have an adverse impact on Tel-One as a result of defense costs, diversion of management resources and other factors.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

     The following table sets forth certain information with respect to the directors and executive officers of Tel-One. There are no other persons who can be classified as a promoter or controlling person of Tel-One:

Name                         Age  Position
---------------------------  ---  ---------------------

W.  Kris  Brown               47  President,  CEO,  Director

Chuck  Williams               54  Secretary,  Director

George  Carapella             49  Director

     A director is elected for a period of one year at Tel-One's annual meeting of shareholders and serves until the next such meeting and until his or her successor is duly elected and qualified. Directors may be re-elected annually without limitation. Officers are appointed by, and serve at the discretion of, the Board of Directors. Tel-One's director does not presently receive any compensation his services as director.

     Set forth below is a biographical description of Tel-One's directors and executive officers.


W. KRIS BROWN, PRESIDENT, CHIEF EXECUTIVE OFFICER, CHIEF OPERATING OFFICER AND DIRECTOR
BA  Marketing,  University  of  South  Florida

     W. Kris Brown received a bachelor degree from the University of South Florida, Tampa, in 1980. He entered the telecommunications industry directly after college joining Jarvis, a telecommunications equipment distributor, as a sales/marketing representative. In 1983 he accepted a sales management position with Accent Communications, a telecommunications equipment distributor. In 1986 he accepted a General Manager position with Inter-Tel, Inc., a telecommunications equipment manufacturer. In this capacity, Mr. Brown opened and operated Inter-Tel's direct marketing office in Clearwater Florida.

     Over the next eleven years Mr. Brown held several senior positions within Inter-Tel, Inc.; Southeastern regional manager, vice president Inter-Tel, Inc. and president Inter-Tel Communications, Inc., a wholly owned subsidiary of Inter-Tel, Inc. As president of Inter-Tel Communications, Inc. Mr. Brown was responsible for offices in Florida, Georgia, Maryland and New Jersey. He also served as a member of Inter-Tel's executive acquisition committee.

     In 1997 Mr. Brown left Inter-Tel, Inc. to form Telecom Response, Inc., a specialty telecommunications service company. Mr. Brown serves as president of Telecom Response, Inc. and is a member of the board of directors. He is also a stockholder of Telecom Response, Inc. owning 82.5% of outstanding common stock.


CHUCK  WILLIAMS,  SECRETARY,  DIRECTOR
BS  Business  Management,  Florida  State  University

     Chuck Williams received a bachelor degree in business management from Florida State University in 1971. In 1973, after spending a brief time in the data processing equipment sales business, Mr. Williams decided to pursue a career in the equipment finance and leasing industry.

     In the following 27 years, Mr. Williams held sales and management positions for different firms. His management positions include senior vice president for Bossier Bank and Trust Company, vice president credit, administration and control for Associates Commercial Corporation, vice president funding for Corporate Leasing, Ltd., senior vice president operations for Quantum Capital Corporation and president for Corporate Funding Resources, Inc.

     His numerous responsibilities involved corporate development, management and administration of company portfolios, finance and lease contracts, management and analysis of credit and documentation processes, and responsibilities involving multiple levels of debt financing arrangements.

     Prior to joining Telecom Response, Inc. Mr. Williams experience over the last seven years has been primarily engaged in the activities of Corporate Funding Resources, Inc. an equipment lease broker firm. As President and 100% stockholder of Corporate Funding, he was responsible for account development, pricing and contract negotiations, and placement of equipment lease contracts to direct lease funding sources.

     In 1997 until early 1999 he also represented First Sierra Financial, Inc. a publicly traded equipment leasing company as a software and bank lease program account manager.

     Mr. Williams is currently vice president of strategic planning and finance, and a director of Telecom Response, Inc.

GEORGE  CARAPELLA,  DIRECTOR

     Mr. Carapella has served as director of Tel-One since its formation in November, 2000. Mr. Carapella is presently also the Chief Executive Officer, President and Director of TravelLink Services, Inc., a Tampa, Florida based company formed in April 1999 that provides a travel referral program for the benefit of travel agents. His responsibilities at such company include marketing, development and strategic planning. Prior to undertaking such position, from 1995 to 1998, Mr. Carapella was the Director of Footcare Centers of America, Inc, a Florida corporation developed to consolidate the podiatric industry. He assisted the company in developing its marketing program and choosing strategic management partners to evolve the company to the point where underwriters and investment bankers would consider financing the company. From 1990 to 1995, Mr. Carapella founded and served as the Chief Executive Officer and a Director of 1-800-Low Airfare. Such company was formed to provide air travel programs for the consumers benefit at cost effective rates by implementing a marketing program through the use of a vanity numbers, which are used to market travel such as 1800-fly-wings and # Fly, and then negotiating rates with the airlines to provide the most cost effective fares available in the market. Mr. Carapella is currently President and Chief Executive Officer of Split Second Trading, Inc. a development stage company that currently has a registration statement pending before the Securities and Exchange Commission. Mr. Carapella is currently vice-president of Bay-Area Travel, Inc. Bay Area Travel, Inc. filed for chapter 11 protection pursuant to the United States Bankruptcy Code on August 12, 2000, Bay Area Travel has filed a plan of re-organization with the Bankruptcy Court and expects to be approved in the near future.

     In 1979, Mr. Carapella had the misfortune of being convicted of mail fraud relating to his involvement in dietary products sold through the mail. In 1990, Mr. Carapella, while an executive with OEI, Inc. was charged with third degree felony for OEI's involvement with the dietary ingredient known as Guar-gum. OEI and its competitors all removed their products from retail channels. As a result of this charge, OEI and Mr. Carapella and other executives negotiated a settlement of $5,000 fine.


                          BOARD OF DIRECTOR COMMITTEES
                          ----------------------------

     The Board of Directors has not yet established an audit committee or a compensation committee. An audit committee typically reviews, acts on, and reports to the Board of Directors with respect to various auditing and accounting matters, including the recommendations and performance of independent auditors, the scope of the annual audits, fees to be paid to the independent auditors, and internal accounting and financial control policies and procedures. Certain stock exchanges currently require companies to adopt formal written charter that establishes an audit committee that specifies the scope of audit committees responsibilities and the means by which it carries out those responsibilities. In order to be listed on any of those exchanges, we will be required to establish an audit committee.

     The Board of Directors has yet to establish a compensation committee. Directors currently are not reimbursed for out-of-pocket costs incurred in attending meetings and no Director receives any compensation for services rendered as a Director. It is likely that we will adopt a provision for compensating directors in the future.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
              ----------------------------------------------------
                         FOR SECURITIES ACT LIABILITIES
                         ------------------------------

     Tel-One's Certificate of Incorporation and By-laws provide that Tel-One shall indemnify certain persons, including officers, directors, employees and agents, to the fullest extent permitted by Section 607.085 of the Corporation Act. Reference is made to the Certificate of Incorporation and By-laws filed as Exhibits 3.1 and 3.2, respectively.

     Specifically, Section 607.0850(1) of the Florida Business Corporation Act (the "Corporation Act") provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

     Section 607.0850(2) provides that a Florida corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 607.085 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.085 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, unenforc4eable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by, such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification b it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                     SECURITY OWNESHIP OF CERTAIN BENEFICIAL
                     ---------------------------------------
                              OWNERS AND MANAGEMENT
                              ---------------------


     The following table sets forth certain information regarding beneficial ownership of Tel-One's common stock as of the date of this Prospectus by (i) each person known by Tel-One to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) by each officer and director of Tel-One, and
(iii) by all officers and directors of Tel-One as a group. Unless otherwise indicated, each of the following persons has sole voting and investment power with respect to the shares of common stock set forth opposite his, her or its name.

                                                            Percent of     Percent of
                                    Amount and Nature of   Stock Before    Stock After
Name of Beneficial Owner            Beneficial Ownership     Offering       Offering
----------------------------------  --------------------  --------------  -------------
W. Kris Brown                                  4,077,000          40.77%         27.97%
George Carapella (GLC Cara, Inc.)              2,500,000             25%         13.64%

All Officers and
Directors as a Group (two persons)             6,577,000          65.77%         41.61%

Sally Lipstein (SEB Capital, Inc.)             2,500,000             25%         13.64%

Each  person  has sole voting and investment power with respect the shares shown

     W. Kris Brown, Board Member and Chief Executive Officer, is registering for sale 1,000,000 of his 4,077,000 shares which were acquired on December 7, 2000 pursuant to a distribution by Telecom Response, Inc. to its shareholders of its shares in Tel-One. GLC CARA, Inc. is registering for sale 1,000,000 shares of its 2,500,000 shares, SEB Capital Inc. is registering for sale 1,000,000 shares of its 2,500,000 shares and Tel-One is registering 1,000,000 shares.

     GLC CARA, Inc., SEB Capital, Inc. and W. Kris Brown have agreed with Tel-One to not sell any of their shares until Tel-One has sold all 1,000,000 shares offered by Tel-One. Tel-One is paying all costs and expenses associated with registering for sale 4,000,000 shares.

     GLC CARA, Inc., SEB Capital, Inc. and W. Kris Brown ("Selling Shareholders") have executed a "lock up" agreement with Tel-One whereby the Selling Shareholders agree that there shares may not be sold until all the shares of Tel-One registered in this offering have been sold.


                            DESCRIPTION OF SECURITIES
                            -------------------------

     Tel-One is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share. As of the date of this Prospectus, prior to giving effect to the securities to be issued in the Offering, there are 10,000,000 shares of Common Stock outstanding.


                                  COMMON STOCK
                                  ------------

     Holders of shares of common stock are entitled to one vote per share of common stock on all matters submitted to a vote of stockholders of Tel-One and to receive dividends when declared by the Board of Directors from funds legally available therefore. Upon the liquidation, dissolution or winding up of Tel-One, holders of shares of common stock are entitled to share ratably in any assets available for distribution to stockholders after payment of all obligations of Tel-One and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of shares of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock


                  ADMISSION OF QUOTATION TO OTC BULLETIN BOARD
                  --------------------------------------------

     The Company intends to apply for quotation of the shares on the OTC Bulletin Board. The over-the-counter market differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than a "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as a market maker, willing to list bid or sale quotations and to sponsor such a company listing.


                         SHARES ELIGIBLE FOR FUTURE SALE
                         -------------------------------

     All shares of common stock being offered hereby will be immediately tradable without restriction or further registration under the Securities Act. The outstanding shares of common stock include 7,000,000 shares of common stock outstanding deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were purchased or acquired by such stockholders of Tel-One in transactions not involving a public offering, and, as such, may only be sold pursuant to a registration statement under the Securities Act, in compliance with the exemption provisions of Rule 144, or pursuant to another exemption under the Securities Act. All of such restricted Shares of common stock are eligible for sale under Rule 144, subject to the volume limitations prescribed by the Rule.

     In general, under Rule 144 as currently in effect, a shareholder, including an affiliate of Tel-One, may sell shares of Common Stock after at least one year has elapsed since such shares were acquired from Tel-One or an affiliate of Tel-One. The number of shares of common stock that may be sold within any three-month period is limited to the greater of one percent of the then outstanding common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Tel-One (and who has not been an affiliate of Tel-One for 90 days prior to the sale) and who has beneficially owned shares acquired from Tel-One or an affiliate of Tel-One for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

     No predictions can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price of Tel-One's common stock prevailing from time to time. Nevertheless, sales of substantial amounts of common stock, or the perception that such sales may occur, could have a material adverse effect on prevailing market prices and could impair Tel-One's ability to raise capital through the sale of its equity securities.

                           TRANSFER AND WARRANT AGENT
                           --------------------------

Corporate Stock Transfer, Inc. a Colorado based transfer agent will provide services to Tel-One. Corporate Stock Transfer is located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 and their telephone number is
(303)  282-4800  with  a  contact  person  of  Carylyn  Bell  or  Sally  Rogers.


                                  LEGAL MATTERS
                                  -------------

The validity of the Shares offered hereby will be passed upon for Tel-One by Glenn Evan Goldberg, an attorney with the law firm of Goldberg Law Group, P.A., 100 S. Ashley Drive, Suite 2200, Tampa, Florida 33602


                                     EXPERTS
                                     -------

The audited balance sheets of Tel-One were prepared by Baumann, Raymondo & Company, P.A., 11210 N. Dale Mabry, Tampa, Florida 33618 and the related Statements of Operations, Statements of Stockholders' Equity and Statements of Cash Flows have been included herein and in the Registration Statement in reliance upon the report, appearing elsewhere herein, of independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Since our inception, there have been no changes in accountants nor have there been any disagreements with our current accountants regarding any matter of account principles or practices, financial statement disclosure, or auditing scope or procedure.

                              FINANCIAL STATEMENTS

     The Financial Statements required by Item 201 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to Tel-One, Inc. are filed as part of this prospectus.


                                                                                            PAGE
                                                                                          -------
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                                          F-1

FINANCIAL STATEMENTS -

   Balance sheets as of December 31, 2000, and as of March 31, 2001 (unaudited)             F-2

   Statements of operations for the period from November 3, 2000 (inception) to
   December 31, 2000, and for the period from January 1, 2001 to March 31, 2001
   (unaudited)                                                                              F-3

   Statements of cash flows for the period from November 3, 2000 (inception) to
   December 31, 2000, and from January 1, 2001 to March 31, 2001 (unaudited)                F-4

   Statements of stockholders' equity for the period from November 3, 2000 (inception) to
   December 31, 2000, and from January 1, 2001 to March 31, 2001 (unaudited)                F-5

NOTES TO FINANCIAL STATEMENTS                                                               F-6

                               [GRAPHIC  OMITED]
BAUMANN, RAYMONDO
& COMPANY PA
-------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS




               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------


To the Board of Directors and Stockholders
Tel-One,  Inc.
Tampa,  Florida

We have audited the accompanying balance sheet of Tel-One, Inc. (a development stage company), as of December 31, 2000, and the related statements of operations, cash flows and stockholders' equity for the period from November 3, 2000 (date of inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Tel-One, Inc. at December 31, 2000 and the result of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

As discussed in Note A, the Company has been in the development stage since its inception on November 3, 2000. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.


/s/  Baumann,  Raymondo  &  Company,  P.A.
BAUMANN,  RAYMONDO  &  COMPANY,  P.A.
Tampa,  Florida
April  27,  2001

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                DECEMBER 31, 2000

ASSETS
------
                                                                         (UNAUDITED)
                                                      DECEMBER 31,        MARCH 31,
                                                         2000               2001
                                                   -----------------  -----------------
CURRENT ASSETS
    Cash                                           $            989   $          1,213
                                                   -----------------  -----------------

        Total current assets                                    989              1,213
                                                   -----------------  -----------------

OTHER ASSETS
    Deferred offering costs                                  14,809             26,766
                                                   -----------------  -----------------

        Total other assets                                   14,809             26,766
                                                   -----------------  -----------------

        TOTAL ASSETS                               $         15,798   $         27,979
                                                   =================  =================


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

CURRENT LIABILITIES
    Accounts payable                               $         14,809   $         25,962
    Accrued payroll taxes                                         -                442
    Loan from stockholder                                         -              4,750
                                                   -----------------  -----------------

        Total current liabilities                            14,809             31,154
                                                   -----------------  -----------------

STOCKHOLDERS' EQUITY (DEFICIT)
    Common stock, $.0001 par value,
    100,000,000  shares authorized,
    10,000,000 shares issued and
    outstanding.                                              1,000              1,000
    Paid-in capital                                         365,594            377,109
    Contract receivable for stock issued             (      362,019)    (      362,019)
    Deficit accumulated during the
    development stage                                (        3,586)    (       19,265)
                                                   -----------------  -----------------

        Total stockholders' equity (deficit)                    989     (        3,175)
                                                   -----------------  -----------------

    TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY (DEFICIT)                 $         15,798   $         27,979
                                                   =================  =================

            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                         of these financial statements.

                                     TEL-ONE, INC.
                             (A DEVELOPMENT STAGE COMPANY)
                               STATEMENTS OF OPERATIONS
                   NOVEMBER 3, 2000 (INCEPTION) TO DECEMBER 31, 2000


                                                                             FROM
                                                         (UNAUDITED)     INCEPTION TO
                                       DECEMBER 31,       MARCH 31,       MARCH 31,
                                           2000              2001            2001
                                     -----------------  --------------  --------------
REVENUES                             $              -   $           -   $           -
                                     -----------------  --------------  --------------

OPERATING EXPENSES
     Legal & professional fees                  1,075              64           1,139
     Amortization expense                       2,500               -           2,500
     Salaries and benefits                          -          12,451          12,451
     Administrative expenses                       11           3,164           3,175
                                     -----------------  --------------  --------------

           Total operating expenses             3,586          15,679          19,265
                                     -----------------  --------------  --------------

NET LOSS                              (         3,586)   (     15,679)  $(     19,265)
                                     -----------------  --------------  --------------

EARNINGS PER COMMON SHARE
     Basic                           $            NIL   $         NIL   $         NIL
                                     -----------------  --------------  --------------

     Fully diluted                   $            NIL   $         NIL   $         NIL
                                     =================  ==============  ==============

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
     Basic                                  9,655,172      10,000,000       9,865,772
                                     =================  ==============  ==============

     Fully diluted                         10,655,172      11,000,000      10,865,772
                                     =================  ==============  ==============


            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                         of these financial statements.

                                           TEL-ONE,  INC.
                                  (A  DEVELOPMENT  STAGE  COMPANY)
                                    STATEMENTS  OF  CASH  FLOWS
                         NOVEMBER 3, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                                         FROM
                                                                    (UNAUDITED)      INCEPTION TO
                                                 DECEMBER 31,        MARCH 31,        MARCH 31,
                                                     2000              2001              2001
                                               -----------------  ---------------  ----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                   $  (       3,586)  $  (    15,679)  $  (     19,265)
    Adjustments to reconcile net loss to cash
    used in operating activities:
        Amortization                                      2,500                -             2,500
         Donated services                                     -            9,374             9,374

Increase (decrease) in current liabilities:
    Accounts payable                                     14,809           11,153            25,962
    Accrued expenses                                          -              442               442
                                               -----------------  ---------------  ----------------
        Total adjustments                                17,309           20,969            38,278
                                               -----------------  ---------------  ----------------

    Net cash provided by operating activities            13,723            5,290            19,013
                                               -----------------  ---------------  ----------------

CASH FLOWS FROM INVESTING
ACTIVITIES                                                    -                -                 -
                                               -----------------  ---------------  ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Deferred offering costs                      (      14,809)   (      11,957)    (      26,766)
     Loan from stockholder                                    -            4,750             4,750
     Capital contribution                                 2,075            2,141             4,216
                                               -----------------  ---------------  ----------------

     Net cash (used) by financing activities      (      12,734)   (       5,066)    (      17,800)
                                               -----------------  ---------------  ----------------

 NET INCREASE IN CASH                                       989              224             1,213
                                               -----------------  ---------------  ----------------

CASH, BEGINNING OF PERIOD                                     -              989                 -
                                               -----------------  ---------------  ----------------

CASH, END OF PERIOD                            $            989   $        1,213   $         1,213
                                               =================  ===============  ================

              Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                         of these financial statements.

                                                 TEL-ONE,  INC.
                                       (A  DEVELOPMENT  STAGE  COMPANY)
                                     STATEMENTS  OF  STOCKHOLDERS'  EQUITY
                              NOVEMBER 3, 2000 (INCEPTION) TO DECEMBER 31, 2000

                                                                                ACUMULATED
                                                                                  DEFICIT
                                                                                DURING THE
                                            COMMON STOCK         PAID-IN        DEVELOPMENT
                                          SHARES      AMOUNT     CAPITAL           STAGE            TOTAL
                                       ------------  --------  ------------  -----------------  -------------
BALANCE, NOVEMBER 3, 2000 (INCEPTION)             -  $      -  $          -  $              -   $          -

Common stock issued to GLC
Cara, Inc. in exchange for
organization efforts                      2,500,000       250         1,000                 -          1,250

Common stock issued to SEB
Capital, Inc. in exchange for
organization efforts.                     2,500,000       250         1,000                 -          1,250

Issuance of common stock to
Telecom Response, Inc. in
exchange for contract rights              5,000,000       500       361,519                 -        362,019

Contract receivable due for
stock issued                                      -         -             -                 -       (362,019)

Capital contributed by W. Kris
Brown, stockholder                                -         -         1,000                 -          1,000

Capital contribution by GLC
Cara, Inc., stockholder                           -         -         1,075                 -          1,075

Net loss during period                            -         -             -   (         3,586)   (     3,586)
                                       ------------  --------  ------------  -----------------  -------------
BALANCE,
    DECEMBER 31, 2000                    10,000,000     1,000       365,594   (         3,586)           989

Capital contribution by SEB
Capital, Inc., and GLC Cara,
Inc., stockholders                                -         -         2,141                 -          2,141

Donated services by Kris
Brown and Chuck Williams                          -         -         9,374                 -          9,374


Net loss during period                            -         -             -     (     15 ,679)     (  15,679)
                                       ============  ========  ============  =================  =============
BALANCE, MARCH 31,
    2001 (UNAUDITED)                     10,000,000  $  1,000  $    377,109  $  (      19,265)  $  (   3,175)
                                       ============  ========  ============  =================  =============

            Read report of independent certified public accountants.
                   The accompanying notes are an integral part
                         of these financial statements.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Nature  of  Operations
----------------------

Tel-One, Inc., a Florida corporation organized on November 3, 2000, ("Tel-One"), is a development stage company, and as such has devoted most of its efforts since inception to developing its business plan, issuing common stock, raising capital, establishing its accounting systems and other administrative functions.

Tel-One's strategy will be to provide quick, efficient and affordable project management and technical services on complex telephony projects and plans, such as product evaluations, systems and network design, project implementation, onsite installation services, database design and input, testing and quality assurance primarily to Fortune 2000 companies throughout the country.

Cash  and  Cash  Equivalents
----------------------------

For purposes of the statement of cash flows, Tel-One considers amounts held by financial institutions and short term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Organization  Costs
-------------------

Organization costs, consisting of legal expenses relating the Tel-One's organization were expensed as incurred.

Deferred  Offering  Costs
-------------------------

Deferred offering costs, consisting of legal, accounting and filing fees relating the Tel-One's offering were capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned by Tel-One, the deferred offering costs will be expensed.

Use  of  Estimates
------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Advertising  Costs
------------------

Advertising costs, except for costs associated with direct-response advertising, are charged to operations when incurred. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received.


            Read report of independent certified public accountants.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Income  Taxes
-------------

Tel-One records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates.

Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Since its inception, Tel-One has an accumulated loss of $3,586 for income tax purposes, which can be used to offset future taxable income through 2015. The potential tax benefit of this loss is estimated as follows:

                  Future  tax  benefit          $         1,148
                  Valuation  allowance          (         1,148)
                                                ----------------
                  Future  tax  benefit          $             -
                                                ================

As of December 31, 2000, no deferred tax assets or liabilities are recorded in the accompanying financial statements.

Concentration  of  Credit  Risk
-------------------------------

Financial instruments, which potentially expose Tel-One to concentrations of credit risk, as defined by FASB Statement No. 105, Disclosure of Information about Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentration of Credit Risk, consist principally of contract receivable.

Tel-One purchased the rights to the contract receivable, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract. Tel-One is exposed to credit risk relating to the fulfillment and collection on this contract. Generally, contracts with governmental entities have low credit risk characteristics.

Earnings  per  Share
--------------------

On March 3, 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share", which provides for the calculation of Basic and Diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of the entity.


            Read report of independent certified public accountants.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

Earnings  per  Share
--------------------

Tel-One adopted this pronouncement during the period and as such reported the basic earnings per share, based on the weighted average number of shares outstanding, and the fully diluted earnings per share include the 1,000,000 common shares being registered by Tel-One as though they were outstanding for the entire period.

Fiscal  Year
------------

Tel-One  has  elected  December  31  as  its  fiscal  year  end.


NOTE  B  -  CONTRACT  RECEIVABLE

On November 7, 2000, Tel-One issued 5,000,000 shares of its $.0001 par value common stock to Telecom Response, Inc., an unrelated entity, in exchange for the rights to a contract receivable, net of cost, derived from the fulfillment of services and product delivery required by the contract under the State of Florida Government Centrex Contract identified as contract number 730-030-99-1. This contract commenced August 4, 1998 by and between the State of Florida and Telecom Response, Inc., and has an initial term expiration date of January 1, 2003.

The value of the contract rights was negotiated between the management of the respective companies. Essentially, the value was determined based on the present value of the projected income stream, net of costs, expected to be received under the contract through its initial expiration date. Telecom Response, Inc. has the responsibility to perform all services and make products delivery to the State of Florida under the Centrex Contract on an ongoing basis as those services and products are required. During the term of the agreement through January 1, 2003, Telecom Response will invoice for these services and products, and collect the resulting accounts receivable from the State of Florida. Upon collection of the receivables, Telecom Response, Inc. will remit to Tel-One the amount of the collection, net of costs and expenses as contractually agreed. Amounts due to Tel-One will be settled quarterly. The first payment of $3,528, resulting from services and products delivery under the Centrex contract, was received by Tel-One subsequent to March 31, 2001. Tel-One will account for any difference received under this arrangement with Telecom Response, Inc. estimated at $362,019, as an adjustment to the selling price of the underlying common shares, either as an increase or decrease in paid-in capital.

Tel-One recorded the transaction similar to a stock subscription, therefore the amount receivable under this agreement has been shown as a reduction of stockholders' equity of Tel-One.

In connection with this transaction, George Carapella resigned as president and secretary of Tel-One, Alan Lipstein resigned as director of Tel-One, and W. Kris Brown and Chuck Williams, president and vice-president strategic planning/finance of Telecom Response, Inc. respectively were elected president and secretary of Tel-One.


NOTE  C  -  LOAN  FROM  SHAREHOLDER  (UNAUDITED)

During the quarter ended March 31, 2001, the majority shareholder of Tel-One made advances to Tel-One totaling $4,750. The indebtedness is not evidenced by an interest bearing promissory note.


            Read report of independent certified public accountants.

                                  TEL-ONE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2000


NOTE  D  -  STOCK  REGISTRATION

Tel-One is in the process of filing a registration statement with the Securities and Exchange Commission to register 1,000,000 shares of its $.0001 par value common stock, and to register 3,000,000 shares in behalf of its shareholders. In connection with this registration, Tel-One incurred deferred offering costs of $14,809 ($26,766 though March 31, 2001) consisting of legal and accounting expenses and costs.


NOTE  E  -  STOCK  ISSUANCES

On November 3, 2000, 2,500,000 shares of Tel-One's $.0001 par value common stock were issued to G.L.C. Cara, Inc. in exchange for organizational efforts valued at $1,250. On November 3, 2000, 2,500,000 shares of Tel-One's $.0001 par value common stock were issued to S.E.B. Capital, Inc. in exchange for organizational efforts valued at $1,250.

On November 7, 2000, 5,000,000 shares of Tel-One's $.0001 par value common stock were issued to Telecom Response, Inc., an unrelated entity, in exchange for the rights to the contract receivable, net of costs, derived from the fulfillment of services and product delivery, required by the contracts requirements of the State of Florida Government Centrex Contract. The value of the 5,000,000 shares issued of $362,019 was determined based on the present value of the projected cash flow stream, net of costs, expected to be received by Tel-One.

On December 17, 2000, Telecom Response distributed the 5,000,000 shares of Tel-One as a stock dividend to its shareholders, including 4,077,000 to W. Kris Brown, its current president.


NOTE  F  -  RELATED  PARTY  TRANSACTIONS

On November 3, 2000, 2,500,00 shares of Tel-One's $.0001 par value common stock were issued to G.L.C. Cara, Inc. in exchange for organizational efforts valued at $1,250. GLC Cara, Inc. is owned by George Carapella, Tel-One's director and other member of his immediate family.

On November 3, 2000, 2,500,000 shares of its $.0001 par value common stock were issued to S.E.B. Capital, Inc. in exchange for organizational efforts valued at $1,250. S.E.B. Capital, Inc. is owned by the immediate family of one of Tel-One's former directors.

On November 14, 2000 and November 17, 2000 a stockholder and an officer of Tel-One contributed $1,000 and $1,075 respectively, as additional capital.


NOTE  G  -  DONATED  SERVICES  (UNAUDITED)

During the quarter ended March 31, 2001, Kris Brown and Chuck Williams, president and secretary of Tel-One respectively, performed services on behalf of the Tel-One with a fair value of $9,374. The donated value of these services was recorded as contributed capital.


            Read report of independent certified public accountants.

                             ADDITIONAL INFORMATION

Tel-One has filed with the SEC a Registration Statement under the Securities Act with respect to the Shares offered hereby. This Prospectus omits certain information contained in the Registration Statement and the exhibits thereto, and references are made to the Registration Statement and the exhibits thereto for further information with respect to Tel-One and the Shares offered hereby. Statements contained herein concerning the provisions of any documents are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement, including exhibits and schedules filed therewith, may be inspected without charge at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and its public reference facilities in New York, New York and Chicago, Illinois upon payment of the prescribed fees. Electronic registration statements (as well as proxy reports and other information when filed) filed through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the SEC's Website (http://www.sec.gov). At the date hereof, Tel-One was not a reporting company under the Exchange Act.


     PART  II.     INFORMATION  NOT  REQUIRED  IN  THE  PROSPECTUS
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Information on this item is set forth in prospectus under the heading 'Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be borne by Tel-One in connection with the issuance and distribution of the shares pursuant to the offering. Tel-One will pay all costs and expenses associated with registering 4,000,000 shares.

SEC registration fee                                    $ 2,000

Estimated Legal fees and expenses                       $20,000

Estimated Listing Fees                                  $10,000

Estimated Accounting fees                               $ 5,000

Estimated Blue Sky fees and expenses                    $10,000

Estimated Printing and engraving expenses               $10,000

Estimated Miscellaneous                                 $ 4,000

     Total estimated fees and expenses                  $61,000
                                                        -------



                     RECENT SALES OF UNREGISTERED SECURITIES

     Set forth below is information regarding the issuance and sales of Tel-One securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     1. On November 3, 2000, Tel-One issued 2,500,000 shares of its common stock to GLC Cara, Inc. and 2,500,000 shares of its common stock to SEB Capital, Inc., both sophisticated investors, in connection with the formation of Tel-One, Inc. The consideration for such shares was $.0001 per share and we received an aggregate of $2,500.00 for this issuance. We believe that these transactions were exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof, as the recipients had sufficient knowledge and experience in financial and business matters that they were able to evaluate the merits and risks of an investment in Tel-One, and since the transactions were non-recurring and privately negotiated. GLC Cara, Inc. is an affiliate of a director of Tel-One, Inc.


     2. On November 7, 2000, Tel-One issued 5,000,000 shares of its common stock to Telecom Response, Inc. as consideration for the acquisition of the rights to the contract receivables, net of cost, derived from the fulfillment of services and product delivery required by contract requirements to the State of Florida Government Centrex Contract identified as contract number 730-030-99-1. The issuance of such shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

                                    EXHIBITS
     3.1(2)      Article  of  Incorporation
     3.3(3)      By-Laws
     4.2(2)      Selling  Shareholder  Lock-Up  Agreement
     4.3(2)      Subscription  Agreement
     4.5(3)      Letter  of  Intent
     5.2(3)      Opinion  Letter  issued  by  Goldberg  Law  Group,  P.A.
     10.1(1)     State  of  Florida  Government  Centrex  Contract
     10.2(3)     Asset  Purchase  Agreement
     23.4(4)     Consent of Baumann, Raymondo & Company PA, Certified Public
                 Accountants
     (1) Filed as an Exhibit to our registration statement on Form SB-2 filed on December 29, 2000 (File No. 333-53050) and herein incorporated by reference.
     (2) Filed as an Exhibit to our registration statement on form SB-2 filed on March 29, 2001 (File No. 333-53050) and herein incorporated by reference.
     (3) Filed as an Exhibit to our amended registration statement on Form SB-2 filed on May 18, 2001 (File No. 333-53050) and herein incorporated by reference.
     (4)  Filed  herewith

                                  UNDERTAKINGS

     1. The Registrant will, during any period in which it offers or sells securities, file a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a) (3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     2. The Registrant will, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     3. The Registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     4. The Registrant will provide to the Underwriter at the closing certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     6. For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

                                   SIGNATURES

Pursuant to the requirements of the Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Tampa, State of Florida on the 16th day of May, 2001.

                                     TEL-ONE,  INC.



                                     By:  /s/  W.  Kris  Brown
                                          --------------------
                                     W.  Kris  Brown,  Chief  Executive  Officer
                                     Chief  Operating  Officer,
                                     and  Director